SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d)of the
Securities Exchange Act of 1934

Date of Report: January 27, 2004

Commission file number: 0-10140

CVB Financial Corp.
Incorporated pursuant to the Laws of California

Internal Revenue Service — Employer Identification No. 95-3629339

701 North Haven Avenue, Ontario, California 91764
(909) 980-4030

Item 12. Results of Operations and Financial Condition

        On January 22, 2004, CVB Financial Corp. issued a press release setting forth its fourth quarter and annual 2003 earnings. A copy of this press release is attached hereto as Exhibit 99.1, incorporated herein by reference. This press release includes certain non-GAAP financial measures. A reconciliation of these measures to the most comparable GAAP measures is included as part of Exhibit 99.1.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CVB Financial Corp.

Date: January 27, 2004	By: /s/ Edward J. Biebrich, Jr.
Edward J. Biebrich, Jr.
Executive Vice President and Chief
Financial and Accounting Officer

Exhibit Index

99.1 Press Release, dated January 22, 2004